UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2007
OREXIGEN THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33415 (Commission File Number)	65-1178822 (IRS Employer Identification No.)

12481 High Bluff Drive, Suite 160, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 436-8600

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01	Entry into a Material Definitive Agreement
     On December 10, 2007, Orexigen Therapeutics, Inc. (the “Company”) entered into Amendment No.3 to License Agreement (the “Third Amendment”) with Oregon Health & Science University (“OHSU”). The Third Amendment amends and restates certain provisions of that certain License Agreement dated as of July 27, 2003 by and between the Company and OHSU as amended by that certain amendment between the Company and OHSU dated November 1, 2003 and that certain letter agreement between the Company and OHSU dated December 6, 2006 (the “License Agreement”). The Third Amendment provides for, among other things, the change from a co-exclusive license to the patent rights underlying the in vitro model that the Company has used for screening combination therapies for impact on neuronal activity to an exclusive license to such patent rights, and the agreement on the part of the Company to pay 100% of the costs associated with such patent rights. In addition, the Company agreed to reimburse OHSU $42,180.95, which represents patent costs incurred by OHSU to date with respect to such rights. The Third Amendment also gives OHSU the right to not file any patent application or to abandon any patent or patent application included in the patent rights, in which case it must provide 60 days prior written notice to the Company and, in response, the Company may elect at its sole cost to pursue these actions.
     The foregoing description of the Third Amendment contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is attached hereto as Exhibit 10.1.
     On December 11, 2007, the Company entered into an Office Lease (the “Lease Agreement”) with Mullrock 3 Torrey Pines, LLC (the “Landlord”) covering approximately 22,229 rentable square feet (19,818 usable square feet) of office space which the Company intends to use as its corporate headquarters in San Diego, California. The term of the lease will begin on the day of Substantial Completion (as defined in the Lease Agreement) of the Tenant Improvements (as defined in the Lease Agreement), which date is not anticipated to be sooner than March 1, 2008. The Lease Agreement provides for, among other things, a term of 64 months, an option to extend the term of the lease for an additional 5 years and monthly rent in the amounts set forth in the table below.

Months	Monthly Basic Rent
1-12	$87,804.55
13-24	$90,916.61
25-36	$94,028.67
37-48	$97,363.02
49-60	$100,697.37
61-64	$104,254.01
In addition, provided that the Company performs all of the terms and conditions of the Lease Agreement, the Landlord agreed to abate the Company’s obligation to pay (i) 100% of the Company’s Monthly Basic Rent (as defined in the Lease Agreement) for the second floor portion of the Premises (as defined in the Lease Agreement) for the second, third, fourth and fifth full months of the initial lease term and (ii) 100% of the Company’s Monthly Basic Rent for the first floor portion of the Premises for the second, third, fourth and fifth months of the initial lease term and 50% of the Company’s Monthly Basic Rent for the first floor portion of the Premises for the sixth, seventh, eighth and ninth full months of the initial lease term. In addition, the Company agreed to pay its portion of Operating Expenses (as defined in the Lease Agreement).
     The foregoing description of the Lease Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Agreement, a copy of which is attached hereto as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 3 to License Agreement dated December 10, 2007 by and between the Registrant and Oregon Health & Science University

10.2	Office Lease dated December 11, 2007 by and between the Registrant and Mullrock 3 Torrey Pines, LLC

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.
Date: December 14, 2007	By:	/s/ Gary D. Tollefson
		Name:	Gary D. Tollefson, M.D., Ph.D.
		Title:	President and Chief Executive Officer

Date: December 14, 2007	By:	/s/ Graham K. Cooper
		Name:	Graham K. Cooper
		Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 3 to License Agreement dated December 10, 2007 by and between the Registrant and Oregon Health & Science University

10.2	Office Lease dated December 11, 2007 by and between the Registrant and Mullrock 3 Torrey Pines, LLC